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                          DAUPHIN DEPOSIT CORPORATION
                                                                    EXHIBIT (11)
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                  YEARS ENDED DECEMBER 31
                                               1995        1994        1993
                                            ----------- ----------- -----------
   PRIMARY EARNINGS PER COMMON SHARE
   Earnings
     Net income............................ $65,565,000 $70,039,000 $67,917,000
                                            =========== =========== ===========
   Shares
     Weighted average common shares
      outstanding..........................  30,787,415  31,998,308  32,450,480
     Stock options and other stock
      incentive plans considered to be
      common stock equivalents.............     178,843     171,426     185,670
                                            ----------- ----------- -----------
     Weighted average common stock and
      common stock equivalents
      outstanding..........................  30,966,258  32,169,734  32,636,150
                                            =========== =========== ===========
   Primary earnings per common share.......       $2.12       $2.18       $2.08
                                                  =====       =====       =====
   FULLY DILUTED EARNINGS PER COMMON SHARE
   Earnings
     Net income............................ $65,565,000 $70,039,000 $67,917,000
     After tax interest expense applicable
      to convertible debenture.............     295,311     305,897     331,695
                                            ----------- ----------- -----------
                                            $65,860,311 $70,344,897 $68,248,695
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   Shares
     Weighted average common shares
      outstanding..........................  30,787,415  31,998,308  32,450,480
     Assuming conversion of 9.00%
      convertible debentures issued June
      30, 1989.............................     315,962     327,988     353,440
     Stock options and other stock
      incentive plans considered to be
      common stock equivalents.............     224,412     169,297     193,490
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     Weighted average common stock and
      common stock equivalents
      outstanding..........................  31,327,789  32,495,593  32,997,410
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   Fully diluted earnings per common
    share..................................       $2.10       $2.16       $2.07
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